EXHIBIT 10.02

SETTLEMENT AGREEMENT AND RELEASE

IT IS HEREBY STIPULATED AND AGREED, by and between the following Parties (each one a “Party,” and all of them respectively and collectively, the “Parties”): (i) on the one hand, Terra Tech Corp., a Nevada corporation (“Terra Tech”), Derek Peterson, a.k.a. Derek Oppedisano, an individual (“Peterson”), Amy Almsteier, a.k.a. Amy Oppedisano, an individual (“Almsteier”), Michael Nahass, an individual (“Nahass”), Michael James, an individual (“James”), Mikel Alvarez, an individual (“Alvarez”), Garrett Alvarez, an individual (“Garrett”), Mikel Alvarez, as the Trustee of the Alvarez Family Trust (“Alvarez Family Trust”), Alvy Enterprises, LLC, a revoked Nevada limited liability company (“Alvy”), Jesse Haw, an individual (“Haw”), Nevada MF LLC, a Nevada limited liability company (“Nevada MF”), Nuleaf Sparks Cultivation LLC, a Nevada limited liability company (“Nuleaf Sparks”), Nuleaf Reno Production, LLC, a Nevada limited liability company (“Nuleaf Reno”); Midgrun Eats L.L.C., a Nevada limited liability company (“Midgrun”), Western Eats L.L.C., a Nevada limited liability company (“Western”), Sament Capital Investments, Inc., a California corporation (“Sament”), and Medifarm III, LLC, a Nevada limited liability company (“Medifarm III”) (Terra Tech, Peterson, Almsteier, Nahass, James, Alvarez, Garrett, Alvarez Family Trust, Alvy, Haw, Nevada MF, Nuleaf Sparks, Nuleaf Reno, Midgrun, Western, Sament, and Medifarm III, respectively and collectively, the “Terra Tech Parties”); and (ii) on the other hand, Medifarm I, LLC, a Nevada limited liability company (“Medifarm I”), Medifarm I Real Estate, LLC, a Nevada limited liability company (“Medifarm RE”), Medifarm II, LLC, a Nevada limited liability company (“Medifarm II”) (Medifarm I, Medifarm RE and Medifarm II, respectively and collectively, the “Medifarm Entities”), Heidi Loeb Hegerich, an individual (“Loeb”), Forever Green NV, LLC, a Nevada limited liability company (“Forever Green”), Forever Young Investments L.L.C., a Nevada limited liability company (“Forever Young”) (Loeb, Forever Green and Forever Young, respectively and collectively, the “Loeb Parties”), for good and sufficient consideration as set forth in this Settlement Agreement and Release (the “Agreement”), the sufficiency of which is hereby acknowledged, as follows:

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RECITALS

A. WHEREAS, Medifarm I is a Nevada limited liability company which operates a medical marijuana dispensary business in Reno, Nevada. Pursuant to that certain Operating Agreement of Medifarm I, LLC, dated August 12, 2014 (the “Medifarm I Operating Agreement”), Terra Tech was issued a 50% Membership Interest (as defined in the Medifarm I Operating Agreement) in Medifarm I, and Forever Green was issued a 50% Membership Interest in Medifarm I.

B. WHEREAS, Medifarm RE is a Nevada limited liability company which owns the real property at which the Medifarm I medical marijuana dispensary business is located. Pursuant to that certain Operating Agreement of Medifarm I Real Estate, LLC, dated October 6, 2015 (the “Medifarm RE Operating Agreement”), Terra Tech was issued a 50% Membership Interest (as defined in the Medifarm RE Operating Agreement) in Medifarm RE, and Forever Young was issued a 50% Membership Interest in Medifarm RE.

C. WHEREAS, Medifarm II is a Nevada limited liability company formed for the purpose of acquiring the necessary licenses for, and to own and operate, a medical marijuana cultivation business. Pursuant to that certain Operating Agreement of Medifarm II, LLC, dated August 12, 2014 (the “Medifarm II Operating Agreement”), Terra Tech was issued a 55% Membership Interest (as defined in the Medifarm II Operating Agreement) in Medifarm II, Forever Green was issued a 15% Membership Interest in Medifarm II, and Nevada MF was issued a 30% Membership Interest in Medifarm II.

D. WHEREAS, on November 21, 2018, the Loeb Parties commenced an action against the Terra Tech Parties, alleging direct and derivative claims for relief relating to the alleged mismanagement of the Medifarm Entities and conversion of corporate monies and/or assets, in the Second Judicial District Court of the County of Washoe, State of Nevada, Case Number CV18-02322 (the “Action”).

E. WHEREAS, the Parties now wish to settle fully and finally all of the disputes of any nature among them, including but not limited to the Action.

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NOW THEREFORE, in consideration of the recitals hereinabove and the mutual promises, payments, and undertakings herein, the receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:

TERMS OF THE AGREEMENT

1. PAYMENT BY TERRA TECH.

a.

As a material part of this Agreement, Terra Tech shall pay to the Loeb Parties, the total sum of SIX MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS AND NO CENTS ($6,250,000.00) (the “Settlement Amount”). The Settlement Amount is allocated as follows:

	i.	Five Million Six Hundred Fifty Thousand Dollars and No Cents ($5,650,000.00) in exchange for the Loeb Parties’ release and transfer of their entire interest in Medifarm I and Medifarm II to Terra Tech and the successful transfer of any and all licenses, certificates, permits, special use permits, entitlements and approvals held by the Loeb Parties, related to the Medifarm Entities and their operation of the medical marijuana cultivation, production and dispensary businesses in Reno, Nevada, to Terra Tech as contemplated by the Transfer Documents (defined below); and

	ii.	Six Hundred Thousand Dollars and No Cents ($600,000.00) in exchange for the Loeb Parties’ release and transfer of their entire interest in Medifarm RE to Terra Tech.

b.	The Settlement Amount shall be paid as follows:

i.

Five Hundred Thousand Dollars and No Cents ($500,000.00) to be paid within forty-eight (48) hours from the mutual execution of this Agreement, the Loeb Parties execution of the Medifarm Entities Securities Purchase Agreements (as defined below) and the Loeb Parties execution of the Transfer Documents (as defined below) (the “Initial Payment”); and

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ii.	Five Million Seven Hundred Fifty Thousand Dollars and No Cents ($5,750,000.00) to be paid within five (5) business days from the successful transfer of any and all licenses, certificates, permits, special use permits, entitlements and approvals held by the Loeb Parties, related to the Medifarm Entities and their operation of the medical marijuana cultivation, production and dispensary businesses in Reno, Nevada, to Terra Tech as contemplated by the Transfer Documents (defined below) (the “Final Payment”).

iii.	The Parties acknowledge that they have not provided any warranties or representations regarding the tax consequences of this Agreement and that each Party is responsible for consulting with a tax advisor regarding the potential consequences of a settlement of this kind. Each Party agrees to indemnify and hold harmless each other Party for any tax liability it may incur as a result of this Agreement.

c.	The payments described in Section 1(b)(i)-(ii) above are payable by wire transfer to the Simons Law, PC Trust Account.

d.	Payment of the Settlement Amount is not, nor is it to be construed as, an admission or acknowledgment of liability or responsibility whatsoever on the part of the Terra Tech Parties which liability and/or responsibility is expressly denied. Rather it is in compromise, settlement, accord and satisfaction and discharge of loss, damage, claims, actions, suits and liability and to account for any misunderstandings between the Parties relating to the Medifarm Entities.

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2. Release and Transfer of Membership Interests. Upon the mutual execution of this Agreement and conditioned upon Terra Tech’s payment of the Settlement Amount, the Loeb Parties shall assign, convey, transfer and deliver to Terra Tech all of the Loeb Parties’ rights, title and interest in and to the Loeb Parties’ entire Membership Interest in the Medifarm Entities. Contemporaneously with the execution of this Agreement, and in consideration of the Settlement Amount described in Paragraph 1(a)(i) above, the Loeb Parties and Terra Tech shall execute and deliver the securities purchase and sale agreement, attached hereto as Exhibit A (the “Medifarm Entities Securities Purchase Agreements”), thereby releasing and transferring to Terra Tech any and all ownership interest in the Medifarm Entities the Loeb Parties may have by, through or under the Medifarm I Operating Agreement, Medifarm RE Operating Agreement and/or Medifarm II Operating Agreement. The Medifarm Entities Securities Purchase Agreements are material and integral parts hereof and are fully incorporated herein by this reference. In addition, the Loeb Parties shall execute, contemporaneously with the execution of this Agreement and the Medifarm Entities Securities Purchase Agreements, the transfer documents, attached hereto as Exhibit B, along with any additional documents that subsequently become necessary for the successful transfer of all licenses, certificates, permits, special use permits, entitlements and approvals relating to the Medifarm Entities and their operation of the medical marijuana cultivation, production and dispensary businesses in Reno, Nevada (collectively, the “Transfer Documents”), in order to commence the process of transferring any and all licenses, certificates, permits, special use permits, entitlements and approvals held by the Loeb Parties, related to the Medifarm Entities and their operation of the medical marijuana cultivation, production and dispensary businesses in Reno, Nevada, to Terra Tech.

3. Loeb Parties Release. Subject to the exceptions, covenants and conditions set forth in this Agreement and conditioned upon the full execution and performance of this Agreement and upon the Loeb Parties’ receipt of the Settlement Amount, the Loeb Parties on behalf of themselves and their agents and officers hereby fully and forever irrevocably waive, release and discharge the Terra Tech Parties and their respective officers, owners, shareholders, partners, managers, members, directors, consultants, agents, servants, employees, attorneys, sureties, representatives, predecessors, successors, parent companies, sister companies, subsidiary companies, assigns and assignors from and against any and all demands, claims (including administrative, regulatory, or licensing claims), damages, losses, causes of action, costs (including attorneys’ fees and other litigation expenses) and expenses of any character, whether known or unknown and whenever occurring, past or present, related to or resulting from or in any way connected with the Medifarm Entities, the Medifarm I Operating Agreement, the Medifarm RE Operating Agreement, the Medifarm II Operating Agreement and/or the Action; specifically, including all demands, claims and causes of action alleged, or which the Loeb Parties could have alleged, related to the Medifarm Entities and/or the Action.

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4. Terra Tech Parties Release. Subject to the exceptions, covenants and conditions set forth in this Agreement and conditioned upon the full execution and performance of this Agreement and upon the Loeb Parties’ execution of the Medifarm Entities Securities Purchase Agreements and successful transfer of any and all licenses, certificates, permits, special use permits, entitlements and approvals held by the Loeb Parties, related to the Medifarm Entities and their operation of the medical marijuana cultivation, production and dispensary businesses in Reno, Nevada to Terra Tech, the Terra Tech Parties on behalf of themselves and their agents and officers hereby fully and forever irrevocably waive, release and discharge the Loeb Parties and their respective officers, owners, shareholders, partners, managers, members, directors, consultants, agents, servants, employees, attorneys, sureties, representatives, predecessors, successors, parent companies, sister companies, subsidiary companies, assigns and assignors from and against any and all demands, claims (including administrative, regulatory, or licensing claims), damages, losses, causes of action, costs (including attorneys’ fees and other litigation expenses) and expenses of any character, whether known or unknown and whenever occurring, past or present, related to or resulting from or in any way connected with the Medifarm Entities, the Medifarm I Operating Agreement, the Medifarm RE Operating Agreement, the Medifarm II Operating Agreement and/or the Action; specifically, including all demands, claims and causes of action alleged, or which the Terra Tech Parties could have alleged, related to the Medifarm Entities and/or the Action.

5. Stay of Action. Upon the mutual execution of this Agreement, the Parties shall execute and submit a Stipulation and Order to Stay Case to the Court presiding over the Action, staying the Action pending the Loeb Parties’ transfer of the licenses, certificates, permits, special use permits, entitlements and approvals held by the Loeb Parties, related to the Medifarm Entities, to Terra Tech and Terra Tech’s satisfaction of the Settlement Amount.

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6. Dismissal of Action. Within three (3) business days of Terra Tech’s satisfaction of the Settlement Amount, the Loeb Parties shall provide to Terra Tech’s counsel an executed Stipulation and Order for Dismissal with Prejudice of the Action. Counsel for Terra Tech shall submit the Stipulation and Order for Dismissal with Prejudice to the Court for signature and will thereafter promptly file and serve copies of the Order for Dismissal with Prejudice upon all interested Parties.

7. Non-Disparagement & Confidentiality. The Parties agree that they will not disparage any other Party by making any statement about any other Party that might cause harm to any Party in its respective business or profession, or that of its respective affiliates, predecessors, successors, employees, officers, executives, agents or assigns. Each Party agrees that it will forever refrain and forbear from disclosing the terms of this Agreement to anyone other than counsel for the parties and/or the parties’ financial advisors to the extent necessary for the preparation of tax returns and/or financial statements, and spouses of individual parties, except for purposes of enforcing the provisions of this Agreement, to the extent disclosure of this Agreement is required by applicable laws and regulations, or pursuant to a specific order requiring disclosure of this Agreement issued by a court of competent jurisdiction.

8. Liquidated Damages. In the event that any Party violates the Non-Disparagement and Confidentiality provisions set forth in Section 7 hereinabove, the violating Party shall immediately pay to the Party that has been disparaged, or about whom the violating Party disclosed confidential information, liquidated damages in the amount of $50,000.00, and an additional $50,000.00 for each violation thereafter. The Parties have computed and agreed upon the sum of $50,000.00 per violation as a reasonable forecast of the actual loss to any Party resulting from the violation of Section 7 of this Agreement. The Parties further agree that the liquidated damages provided for herein are not a “penalty” for violating this Agreement, but rather are fair and reasonable amounts that would compensate a Party for the damages sustained due to a breach of Section 7 of this Agreement.

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9. Written Statement. Upon the mutual execution of this Agreement, the Parties shall author a joint written statement for publication, substantially in the form attached hereto as Exhibit C, which acknowledges the mutual benefits of the sale of the Loeb Parties’ interest in the Medifarm Entities to Terra Tech. The Parties will have an opportunity to negotiate, expand upon, edit, and approve any language that appears in such joint statement. For the avoidance of doubt, this Section 9 of the Agreement does not confer the right to negotiate, expand upon, edit, or approve any language that appears in any filings required by applicable law and regulations to any Party. The Parties acknowledge and agree that the publication of the joint written statement contemplated herein shall not constitute a violation of Section 7 of this Agreement.

10. Compromise of Disputed Claims. This Agreement is the compromise of disputed claims arising out of, connected with, and relating to the Action, and is not an admission of liability of any Party, all of whom expressly deny any liability.

11. Attorneys’ Fees. Each Party shall bear its own costs and expenses, including attorneys’ fees, in connection with the Action, including the preparation, negotiation, and execution of this Agreement. If there is a breach of any of the terms or conditions of this Agreement, the non-breaching Party shall be entitled to recover the reasonable attorneys’ fees and costs of that Party in enforcing this Agreement against the breaching Party, whether or not the non-breaching Party commences an action.

12. Governing Law and Jurisdiction. Without regard to the principles of conflict of laws, Nevada law shall govern the construction, effect and validity of this Agreement. The Courts located in the State of Nevada, County of Clark, shall have and maintain the exclusive jurisdiction over any disputes arising under this Agreement.

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13. Integration; Amendment. This Agreement and the documents contemplated hereby, including, but not limited to the Medifarm Entities Securities Purchase Agreement and Transfer Documents, constitute a single, integrated written contract expressing the entire agreement and understanding of the Parties hereto as to the subject matter hereof. No covenants, agreements, representations, or warranties of any kind whatsoever, whether express or implied in fact, have been made by any Party to this Agreement as to the subject matter hereof, except as specifically set forth in this Agreement or the documents contemplated hereby. All prior and contemporaneous discussions and negotiations as to the subject matter hereof have been and are merged and integrated into, and are superseded by, this Agreement. The Parties may not amend this Agreement except by a writing executed by the Parties to be bound.

14. Knowledge. Each Party certifies that it has read, knows and understands the contents of this Agreement, has had the opportunity to consult an attorney, appreciates the legal significance and consequences of signing this Agreement, and is not relying upon the representations of any other Party, person, or attorney, other than its own attorney, concerning the subject matter of this Agreement.

15. Cooperation and Further Instruments. Each Party shall do any act or thing and shall execute any and all documents or instruments necessary or proper to effectuate the provisions and intent of this Agreement.

16. Authority to Execute Agreement. Each Party hereto warrants and represents to the other Parties that it has the power, capacity and authority to enter into and execute this Agreement.

17. Severability. All terms and conditions contained herein are severable. If any court of competent jurisdiction finds any term or condition of this Agreement unenforceable, the court shall interpret this Agreement as if the Agreement did not contain such unenforceable term or condition.

18. Construction. The terms and conditions of this Agreement shall be construed as a whole, according to their fair meaning and not strictly for or against any party. The Parties acknowledge that each of them has reviewed this Agreement and had it reviewed by their attorneys. The Parties agree that any rule of construction that the interpretation of an ambiguous clause contained in this Agreement be construed against the drafting party shall not apply in the interpretation of this Agreement.

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19. Captions. The captions appearing at the commencement of the sections of this Agreement are descriptive only and for convenience. They shall not define, limit or describe the scope or intent of this Agreement, nor in any way affect this Agreement. The pronouns “it,” “he” and “his” as used throughout this Agreement shall include the singular, the plural, the female and neuter.

20. Waivers. One or more waivers of any covenant, term or condition of this Agreement shall not be construed as a waiver of a subsequent breach of any covenant, term or condition. The consent to approval of any act by any Party to or for the other Party that requires consent or approval shall not be deemed a waiver of, or render unnecessary, consent to or approval of any subsequent similar act. The failure of a Party to invoke the provisions of any section of this Agreement shall not be deemed as a waiver by that Party of its right to invoke such provisions. Failure of a Party to insist on strict performance of any provision or to exercise any remedy hereunder shall not be deemed a waiver of any breach relating to such provision or giving rise to such remedy. No provision of this Agreement shall be deemed waived unless such waiver is in writing and signed by the Party making the waiver.

21. No Third Party Rights. Unless specifically provided herein, the Parties have not intended for this Agreement to create, and it shall not create, any rights in any person who is not a signatory to this Agreement. Notwithstanding anything to the contrary, this Agreement is enforceable against any successor in interest to any Party to this Agreement.

22. Warranty. It is further understood and agreed that the Parties warrant, represent, covenant and agree that the parties have not sold, assigned, granted or transferred to any other person, firm, corporation or entity, any claim, counterclaim, demand, or cause of action occurring, arising or existing prior to the date of this Agreement relating to the subject matter of this Agreement. The Parties further represent that no other persons, firms, corporations or entities have any right or ownership in or to any claim, counterclaim, demand, or cause of action occurring, arising or existing prior to the date of this Agreement relating to the subject matter of this Agreement.

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23. Execution in Counterparts. The Parties may sign this Agreement in one or more counterparts, each of which shall be deemed an original, but all of which together shall form one instrument. Electronic or facsimile copies of this Agreement and electronic or facsimile signatures of this Agreement shall be deemed originals.

24. Time. Time is of the essence in this Agreement and all provisions contained herein.

25. No Rescission. As a part of the foregoing releases, the Parties, and each of them, acknowledge that they understand and accept the risk that the facts with respect to which this Agreement is entered into may be different from the facts now known or believed by them to be true. This Agreement shall remain in all respects effective and shall not be subject to termination or rescission by virtue of any such differences in fact or by an allegation of fraud in the inducement to enter into this Agreement. In entering into this Agreement, all the Parties acknowledge that they have conducted their own independent investigation and have not relied on any statement, representation, promise, inducement or agreement not expressly contained within this Agreement.

26. Successors and Assigns. This Agreement, including the releases contained herein, shall obligate, be binding upon, extend to, and inure to the benefit of each of the successors, assigns, grantees, purchasers, and transferees of each of the parties hereto, who may assume any and all of the above-described capacities subsequent to the execution of this Agreement, including, but not limited to, any trustee appointed in any bankruptcy case or any creditor(s) or committee(s) in any such bankruptcy case.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement and set forth their signatures intending to be bound thereby, as of the date set forth below.

Dated: February 26, 2019		Dated: February 26, 2019

TERRA TECH CORP., a Nevada corporation		AMY ALMSTEIER, an individual

By:	/s/ Derek Peterson	/s/ Amy Almsteier
Its:	Chief Executive Officer	AMY ALMSTEIER

Dated: February 26, 2019		Dated: February 26, 2019

DEREK PETERSON, an individual		MICHAEL NAHASS, an individual

/s/ Derek Peterson		/s/ Michael Nahass
DEREK PETERSON		MICHAEL NAHASS

Dated: February 26, 2019		Dated: February 26, 2019

MICHAEL JAMES, an individual		MIKEL ALVAREZ, an individual

/s/ Michael James		/s/ Mikel Alvarez
MICHAEL JAMES		MIKEL ALVAREZ

Dated: February 26, 2019	Dated: February 26, 2019

GARRETT ALVAREZ, an individual	ALVAREZ FAMILY TRUST

/s/ Garrett Alvarez	By:	/s/ Mikel Alvarez
GARRETT ALVAREZ	Its:	Manager

Dated: February 26, 2019		Dated: February 26, 2019

ALVY ENTERPRISES, LLC, a Nevada limited liability company		JESSE HAW, an individual

By:	/s/ Mikel Alvarez	/s/ Jesse Haw
Its:	Manager	JESSE HAW

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Dated: February 26, 2019		Dated: February 26, 2019

NEVADA MF LLC, a Nevada limited liability company		NULEAF SPARKS CULTIVATION LLC, a Nevada limited liability company

By:	/s/ Jesse Haw	By:	/s/ Tim Schick
Its:	Manager	Its:	Chief Executive Officer

Dated: February 26, 2019		Dated: February 26, 2019

NULEAF RENO PRODUCTION, LLC, a Nevada limited liability company		MIDGRUN EATS L.L.C., a Nevada limited liability company

By:	/s/ Tim Schick	By:	/s/ Michael Nahass
Its:	Chief Executive Officer	Its:	Manager

Dated: February 26, 2019		Dated: February 26, 2019

WESTERN EATS L.L.C., a Nevada limited liability company		SAMENT CAPITAL INVESTMENTS, INC., a California Corporation

By:	/s/ Mikel Alvarez	By:	/s/ Michael Nahass
Its:	Manager	Its:	Chief Executive Officer

Dated: February 26, 2019

MEDIFARM III, LLC, a Nevada limited liability company

		By:	/s/ Derek Peterson
		Its:	Manager

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Dated: February 26, 2019

HEIDI LOEB HEGERICH, an individual

/s/ Heidi Loeb Hegerich
HEIDI LOEB HEGERICH

Dated: February 26, 2019

FOREVER GREEN NV, LLC, a Nevada limited liability company

	By:	/s/ Heidi Loeb Hegerich
	Its:	Managing Member

Dated: February 26, 2019	Dated: February 26, 2019

FOREVER YOUNG INVESTMENTS L.L.C., a Nevada limited liability company		MEDIFARM I, LLC, a Nevada limited liability company

By:	/s/ Heidi Loeb Hegerich	By:	/s/ Derek Peterson
Its:	Managing Member	Its:	Manager

Dated: February 26, 2019		Dated: February 26, 2019

MEDIFARM I REAL ESTATE, LLC, a Nevada limited liability company		MEDIFARM II, LLC, a Nevada limited liability company

By:	/s/ Derek Peterson	By:	/s/ Derek Peterson
Its:	Manager	Its:	Manager

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